UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2006

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2006, our Board of Directors, upon the recommendation of the Board’s Compensation Committee, adopted a new compensation plan for our outside directors.

The plan sets each outside director’s annual compensation at $125,000, and provides that subject to a director’s election to receive up to 50% of his annual compensation in cash if he satisfies certain stock ownership requirements, the normal form of payment of an outside director’s annual compensation will be a stock option reflecting a conversion of the cash compensation. This option will be granted upon reelection as a director at the annual meeting of stockholders each year.

The option will be for a number of shares equal to the quotient obtained by dividing (i) 2 times the amount of cash compensation to be converted into an option by (ii) the average closing price of our stock during the period from the prior year’s annual meeting through the last trading day before the current annual meeting. The exercise price of the option will be the closing price on the day of the annual meeting, and the option will vest on the day of the next annual meeting.

This description of the plan is qualified in its entirety by the actual terms of the plan. A copy of the plan is filed with this report as Exhibit 10.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 9, 2006, our Board of Directors, upon the recommendation of the Board’s Nominating and Governance Committee, elected William K. Hall as a director and appointed him a member of the Board’s Compensation Committee.

Mr. Hall, 62, is the co-founder and, since 2000, chairman of Procyon Technologies, Inc., a private holding company focusing on the acquisition and growth of suppliers to the global aerospace and defense industry. From 1994 until 2000, he was chairman and chief executive officer of Falcon Building Products, Inc., a manufacturer and distributor of products for the residential and commercial construction and home improvement markets. Mr. Hall currently serves as a director of Actuant Corporation, A.M. Castle & Co., Great Plains Energy, Inc. and W.W. Grainger, Inc. He received a B.S.E. degree in aeronautical engineering, a M.S. degree in mathematical statistics and M.B.A. and Ph.D. degrees in business administration from the University of Michigan.

There was no arrangement or understanding pursuant to which Mr. Hall was elected a director, and there have been no related party transactions between us and Mr. Hall.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed with this report:

10.1 Plan of Compensation for Outside Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2006.

Stericycle, Inc.

By	/s/ FRANK J.M. TEN BRINK
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer